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                                  EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                                     BYLAWS

                                       OF

                            PREMIER BANCSHARES, INC.


          The undersigned, Barbara J. Burtt, Secretary of PREMIER BANCSHARES, INC. (the "Corporation"), hereby certifies that she has been duly elected, qualified and is acting in such capacity and that, as such, she is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, that:

          FIRST:    The name of the Corporation is Premier Bancshares, Inc.

          SECOND:   The By-Laws of the Corporation are hereby amended by adding the following paragraph to replace paragraph 3.2:

               3.2  NUMBER OF DIRECTORS.  The Board of Directors shall consist
                    -------------------
          of not less than four (4) or more than nineteen (19) members. The number of directors may be fixed or changed from time to time, within the minimum and maximum set forth above, by the shareholders or the Board of Directors.

          THIRD:    The Amendment to the By-Laws herein certified has been duly adopted in accordance with the provision of Article Thirteen of the By-Laws of the Corporation.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 10th day of March, 1998.

                                           /s/ Barbara J. Burtt
                                    -------------------------------------
                                    Barbara J. Burtt, Secretary

                                    [CORPORATE SEAL]